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                                                                    EXHIBIT 23.5


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Watson Pharmaceuticals, Inc. of our report, dated February 25, 2000 (except for the second paragraph of Note 19, as to which the date is March 15, 2000) relating to the consolidated financial statements of Makoff R&D Laboratories, Inc. and subsidiaries appearing on the Registration Statement on Form S-3 dated January 5, 2001.


/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
January 3, 2001